NATIONAL HEALTHCARE PROPERTIES, INC.

Form of Restricted Share Award Agreement Pursuant to the
2025 Omnibus Incentive Compensation Plan of
National Healthcare Properties, Inc.

AGREEMENT (this “Agreement”), dated as of [ ], 20[ ] (the “Grant Date”) between National Healthcare Properties, Inc., a Maryland corporation (the “Company” and, collectively with its controlled Affiliates, the “Employer”), and [ ] (the “Participant”).

Preliminary Statement

Subject to the terms and conditions set forth herein, the Committee hereby grants the Participant the number of restricted shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) specified in Section 1, as an Eligible Person, on the Grant Date and subject to the terms and conditions set forth in the 2025 Omnibus Incentive Compensation Plan of National Healthcare Properties, Inc., as it may be amended from time to time (the “Plan”), and this Agreement. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.Grant of Restricted Shares. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby awards to the Participant [ ] restricted shares of Common Stock (the “Restricted Shares”); and, accordingly, the Participant shall be entitled to all rights of a holder of shares of Common Stock set forth in Section 4 hereof as of the Grant Date. Pursuant to the Plan and Section 2 of this Agreement, the Restricted Shares are subject to certain restrictions, which restrictions shall expire in accordance with the provisions of the Plan and Section 2 hereof.

2.     Vesting.

(a)The Restricted Shares shall vest (i) one-third on the first anniversary of [ ], 20[ ] (the “Vesting Commencement Date”), (ii) one-third on the second anniversary of the Vesting Commencement Date and (iii) one-third on the third anniversary of the Vesting Commencement Date (each such date, a “Vesting Date”); provided, in each case, subject to Section 2(b) and Section 2(c) below, that the Participant has not incurred a Termination prior to each applicable Vesting Date; provided, further, that there shall be no proportionate or partial vesting in the periods prior to the applicable Vesting Dates.

(b)One hundred percent (100%) of any unvested Restricted Shares shall automatically vest upon the occurrence of an Acceleration Event (as defined below) occurring prior to the last Vesting Date. For purposes of this Agreement, an “Acceleration Event” shall mean the first to occur of any of the following: (i) a Change of Control; or (ii) the Participant incurs a Termination pursuant to a Without Cause Termination (as defined below); provided, that, in the case of the Acceleration Event described in clause (i) above, the Participant has not incurred a Termination as described in clause (ii) above.

(c)Any unvested Restricted Shares that are due to vest in the year in which the Participant voluntarily resigns for Good Reason (as defined below) shall automatically vest upon the effective date of such Termination. Any unvested Restricted Shares due to vest in years subsequent to the year in which the Participant voluntarily resigns for Good Reason shall be forfeited in accordance with Section 3 below.

(d)For purposes of this Agreement, the following terms shall have the following meanings.

(i)“Cause” shall have the meaning assigned to such term in the Participant’s employment agreement with the Company in effect as of the date of the Participant’s Termination, or if no such agreement or such agreement does not define Cause, “Cause” shall mean that the Participant: (i) has been convicted of, or entered a plea of guilty or “nolo contendere” to, a felony (excluding any felony relating to the negligent operation of an automobile), (ii) has intentionally failed to substantially perform (other than by reason of illness or temporary disability) the Participant’s reasonably assigned material duties, (iii) has engaged in (x) willful misconduct or (y) gross negligence in the performance of the Participant’s duties, (iv) has engaged in conduct that materially violated the Company’s then existing written internal policies or procedures that apply to the Participant, or (v) has materially breached the restrictive covenants in effect between the Participant and the Company; provided, however, that in the case of clauses (iii)(y) or (iv) and, to the extent curable, clause (v) above, “Cause” shall not exist unless the Participant fails to remedy to the reasonable satisfaction of the Board such act, omission or condition, within thirty (30) days after the Participant receives from the Board written notice that sets forth in reasonable detail the basis for the Board’s belief that “Cause” exists. For purposes hereof, no act or omission shall be deemed to be “willful” or “intentional” (i) if such act or omission was taken (or omitted) (x) in the good faith belief that such is in the best interests of, or not opposed to the best interests of, the Company or (y) at the direction of the Chief Executive Officer of the Company or the Board or (ii) if such act or omission resulted from the Participant’s physical or mental incapacity.

(ii)“Good Reason” shall have the meaning assigned to such term in the Participant’s employment agreement with the Company in effect as of the date of the Participant’s Termination, or if no such agreement or such agreement does not define Good Reason, “Good Reason” shall mean any of the following occurring without the Participant’s consent: (i) a material reduction in the amount of the Participant’s base salary; (ii) a material adverse change in the Participant’s title, duties, authorities, or responsibilities; (iii) the Company requiring the Participant to be based at any location other than the location in which the Participant works as of the Grant Date, and that materially increases the Participant’s commute; or (iv) any material breach by the Company of any material term or provision of this Agreement; provided, however, that none of the events described in the foregoing clauses (i) through (iv) shall constitute Good Reason unless the Participant has notified the Company in writing describing the events that constitute Good Reason within thirty (30) calendar days following the date of the occurrence of such events and then only if the Company fails to cure such events within thirty (30) calendar days after the Company’s receipt of such written notice, and the Participant shall have terminated the Participant’s employment with the Company within thirty (30) calendar days following the expiration of such cure period.

(iii)“Without Cause Termination” shall mean the Participant incurring a Termination by the Company (x) for any reason other than a Termination for Cause or (y) as a result of the Participant’s death or disability.

3.Forfeiture. Except as otherwise set forth in Section 2(b) or Section 2(c), if the Participant incurs a Termination by the Company for any reason, then, upon such Termination, the Participant shall automatically forfeit any unvested Restricted Shares, and the Company shall acquire such unvested Restricted Shares for the amount, if any, paid by the Participant for such Restricted Shares (or, if no amount was paid by the Participant for such Restricted Shares, then the Company shall acquire such Restricted Shares for no consideration).

4.Rights as a Holder of Restricted Shares. From and after the Grant Date, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote the shares, to receive and retain all cash dividends and other distributions payable to holders of shares of record on and after the Grant Date (although such dividends and other distributions will be treated, to the extent required by applicable law, as additional compensation for tax purposes and under other applicable legal circumstances), and to exercise all other rights, powers and privileges of a holder of shares of Common Stock with respect to the Restricted Shares; provided, that, to the extent the Company issues a dividend or other distributions in the form of shares or other property, such shares or other property shall be subject to the same restrictions that are then applicable to the Restricted Shares under the Plan and this Agreement and such restrictions shall expire at the same time as the restrictions on the Restricted Shares expire. Participant shall not be required to repay any dividends or other distributions received with respect to Restricted Shares that are subsequently forfeited prior to vesting.

5.Taxes; Section 83(b) Election. To the extent applicable, the Participant shall be subject to the provisions of Section 20 of the Plan with respect to any required withholding or other tax obligations in connection with the issuance, delivery or vesting of the Restricted Shares or otherwise in connection with this Agreement. The Participant acknowledges that (i) no later than the date on which any Restricted Shares shall have become vested, or, if earlier, upon the making of an election under Section 83(b) of the Code or upon any other tax event, the Participant shall pay to the Company or one of its affiliates, or make arrangements satisfactory to the Company or one of its affiliates, regarding payment of, any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any such Restricted Shares; and (ii) the Company or one of its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any such Restricted Shares, including by selling or otherwise reducing the number of Restricted Shares otherwise deliverable or delivering Restricted Shares already owned, in each case, having a Fair Market Value equal to the amount of such tax withholding obligations in accordance with the Plan. The Participant also acknowledges that it is his or her sole responsibility, and not the responsibility of the Company or one of its affiliates, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election, and to provide a copy of such election to the Company or the relevant affiliate of the Company to whom the services were provided.

6.Legend. In the event that a certificate evidencing the Restricted Shares is issued, the certificate representing the Restricted Shares shall have endorsed thereon the following legends: “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE 2025 OMNIBUS INCENTIVE COMPENSATION PLAN OF NATIONAL HEALTHCARE PROPERTIES, INC. (THE “COMPANY”) (AS SUCH PLAN MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”) AND THE RESTRICTED SHARE AGREEMENT THEREUNDER. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.” Any legend required to be placed thereon by applicable blue-sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares prior to vesting as set forth in Section 2 hereof.

7.     Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Shares provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

8.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

9.Recoupment. The Restricted Shares granted hereunder are subject to the Company’s Dodd-Frank Clawback Policy, as it may be amended from time to time, to the extent such policy is applicable to the Participant and/or any other Company recoupment policies or procedures that may be required under Applicable Laws or otherwise adopted by the Company or incorporated into any or other made part of the Plan or this Agreement.

10.Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

•unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 10, any notice required to be delivered to the Company shall be properly delivered if delivered to:

National Healthcare Properties, Inc.
540 Madison Ave., 27th Floor
New York, NY 10022
Attention: General Counsel

• if to the Participant, to the address on file with the Employer.

Any notice, demand or request, if made in accordance with this Section 10 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; (iii) effective immediately when sent via email; or (iv) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

11.No Right to Employment/Consultancy/Directorship. This Agreement shall not give the Participant or other Person any right to employment, consultancy or directorship by the Employer, or limit in any way the right of the Employer to terminate the Participant’s employment, consultancy or directorship at any time.

12.Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT, FOR ITSELF, ITS AFFILIATES, HEIRS, SUCCESSORS, ASSIGNS, AS APPLICABLE, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THE PLAN OR THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THE PLAN OR THIS AGREEMENT.

13.Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

14.Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its principles of conflict of laws.

15.     Interpretation. Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

16.     No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

NATIONAL HEALTHCARE PROPERTIES, INC.

By:

Name:
Title:

PARTICIPANT

By:

Name: